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                                                                    EXHIBIT 24.1


                         POWER OF ATTORNEY OF DIRECTORS



KNOW BY ALL PERSONS BY THESE PRESENTS:

               Each of the undersigned directors of Applied Materials, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints James C. Morgan, Joseph R. Bronson and Michael K. O'Farrell and each of them with power to act alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement or Registration Statements on Form S-8 or other appropriate form, under the Securities Act of 1933, as amended, relating to $20 million general unsecured obligations of the Company to pay deferred compensation in accordance with the Company's Executive Deferred Compensation Plan and any and all amendments (including post-effective amendments) to such Registration Statements, and to file such Registration Statements and any and all amendments thereto, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

               IN WITNESS WHEREOF, I have hereunto set my hand this 11th day of December, 1998.

/s/  Michael H. Armacost                     /s/   James C. Morgan
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          Michael H. Armacost                           James C. Morgan


/s/ Deborah A. Coleman                       /s/ Dan Maydan
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          Deborah A. Coleman                               Dan Maydan


/s/ Herbert M. Dwight, Jr.                   /s/ Alfred J. Stein
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         Herbert M. Dwight, Jr.                         Alfred J. Stein


/s/ Philip V. Gerdine                        /s/ Paul R. Low
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           Philip V. Gerdine                              Paul R. Low


/s/ Tsuyoshi Kawanishi
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          Tsuyoshi Kawanishi